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                                                                   EXHIBIT 21.01


SYMANTEC CORPORATION
SUBSIDIARIES OF SYMANTEC



Name of Subsidiary                                   State or Country of Incorporation
------------------------------------------------     -----------------------------------
1087013 Ontario Limited                              Canada
Datastorm Technologies, Inc.                         Missouri, USA
Delrina (Canada) Corporation                         Canada
Delrina (Delaware) Corporation                       Delaware, USA
Delrina (Germany) GmbH                               Germany
Delrina (UK) Corporation Limited                     United Kingdom
Delrina (US) Corporation                             California, USA
Delrina (Wyoming) Limited Liability Company          Wyoming, USA
Delrina Corporation (Canada)                         Canada
Delrina International Corporation (Barbados)         Barbados
DESQaway, USA                                        New York, USA
Future Labs, Inc.                                    California, USA
Inset Systems, Inc.                                  Connecticut, USA
Internetware, Inc.                                   California, USA
Limbex Corporation                                   California, USA
Mango Systems, Inc.                                  California, USA
Quarterdeck Corporation                              Delaware, USA
Quarterdeck France S.A.R.L.                          France
Quarterdeck FSC Ltd.                                 U.S. Virgin Islands
Quarterdeck International Limited.                   Ireland
Quarterdeck Office Systems (Middle East) Ltd.        Cyprus
Quarterdeck Office Systems Canada, Inc.              Canada
Quarterdeck Office Systems Espana SL                 Spain
Quarterdeck Office Systems GmbH                      Germany
Quarterdeck Office Systems Pty. Ltd.                 Australia
Quarterdeck Office Systems UK Ltd.                   United Kingdom
Quarterdeck Select Corporation                       Florida, USA
Starnine Technologies, Inc.                          California, USA
Symantec (Deutschland) GmbH                          Germany
Symantec (Japan) KK                                  Japan
Symantec (Singapore) PTE Ltd.                        Singapore
Symantec (UK) Holding, Ltd.                          United Kingdom
Symantec (UK) Ltd. ("Symantec UK")                   United Kingdom
Symantec Argentina S.R.L.                            Argentina
Symantec Australia Pty. Ltd.                         Australia
Symantec Corporation (Malaysia) Sdn. Bhd.            Malaysia
Symantec do Brasil Ltda.                             Brazil
Symantec EURL (France)                               France
Symantec Financing B.V.  (Netherlands)               Netherlands
Symantec Foreign Holding, Inc.                       Delaware, USA
Symantec Foreign Sales Corporation (Barbados)        Barbados
Symantec Hong Kong Ltd.                              Hong Kong
Symantec Korea Ltd.                                  Korea
Symantec Limited (Ireland)                           Ireland
Symantec New Zealand Limited                         New Zealand
Symantec Nordic A.B.                                 Sweden
Symantec S.A. (Pty) Ltd.                             South Africa
Symantec SRL (Italy)                                 Italy
Symantec Switzerland AG                              Switzerland
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
Vertisoft Systems, Inc.                              California, USA
Zortech (UK) Ltd.                                    United Kingdom
Zortech Limited ("Zortech")                          United Kingdom
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